Exhibit 10.2

Execution Version

Confidential

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of July 15, 2021, is made by and among Longview Investors II LLC, a Delaware limited liability company, a holder of Longview Class B Common Stock and the Other Class B Stockholders that are signatories hereto (each, the “Longview Shareholder”, and collectively, the “Longview Shareholders”), Longview Acquisition Corp. II, a Delaware corporation (“Longview”), and HeartFlow Holding, Inc., a Delaware corporation (the “Company”). The Longview Shareholders, Longview and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, Longview, the Company and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, each Longview Shareholder is the record and beneficial owner of the number of shares of Longview Class B Common Stock set forth on the signature page hereto (together with any other Equity Securities of Longview that the Longview Shareholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject Longview Equity Securities”); and

WHEREAS, the Longview Shareholders acknowledge and agree that the Company would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement (in accordance with the terms and subject to the conditions set forth therein) without the Longview Shareholders entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.            Agreement to Vote; Other Covenants.

a.                   The Longview Shareholders (severally and not jointly) hereby agree to vote at any meeting of the stockholders of Longview, and in any action by written consent of the stockholders of Longview, all of such Longview Shareholders’ Subject Longview Equity Securities in favor of the Transaction Proposals.

b.                  The Longview Shareholders shall be (severally and not jointly) bound by and subject to (i) Sections 5.3(a) (Confidentiality) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Longview Shareholders are directly party thereto, and (ii) the first sentence of Section 5.6(b) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to Longview, as if the Longview Shareholders are directly party thereto.

c.                   The Longview Shareholders hereby (severally and not jointly) waive any adjustment to the conversion ratio set forth in the Governing Documents of Longview or any other anti-dilution or similar protection with respect to the Longview Class B Common Stock (whether resulting from the transaction contemplated by the Business Combination Agreement, Forward Purchase Agreement or otherwise).

d.                  At the Effective Time (and prior to any conversion of Longview Class B Common Stock), each Longview Shareholder hereby agrees to forfeit, for no additional consideration, an amount of shares of Longview Class B Common Stock equal to the aggregate amount of outstanding shares of Longview Class B Common Stock held by such Longview Shareholder multiplied by the Forfeiture Amount (rounded down to the nearest whole share). For purposes of this Agreement, the “Forfeiture Amount” shall be equal to (x) 1 minus (y) the quotient obtained when (1) is divided by (2), where (1) is $690,000,000, less the aggregate amount of Longview Stockholder Redemptions, less the Return of Capital Distribution Amount, plus the Aggregate Closing FPA Proceeds, and where (2) is $690,000,000.

2.            No Redemption. The Longview Shareholders (severally and not jointly) hereby agree that they shall not redeem, or submit a request to Longview’s transfer agent or otherwise exercise any right to redeem, any Subject Longview Equity Securities.

3.            Transfer of Shares. The Longview Shareholders (severally and not jointly) hereby agree not to, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of its Subject Longview Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of its Subject Longview Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject Longview Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of its Subject Longview Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of its Subject Longview Equity Securities even if such Subject Longview Equity Securities would be disposed of by a person other than the Longview Shareholder or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations.

4.             Longview Shareholders Representations and Warranties. The Longview Shareholders represent and warrant to the Company (severally and not jointly each with respect to it/him/her self) as follows:

a.                   The Longview Shareholder is, if incorporated, a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

b.                  The Longview Shareholder has the requisite corporate, limited liability company, legal capacity or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Longview Shareholder that is not a natural person. This Agreement has been duly and validly executed and delivered by the Longview Shareholder and constitutes a valid, legal and binding agreement of the Longview Shareholder (assuming that this Agreement is duly authorized, executed and delivered by the Company), enforceable against the Longview Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

5.             Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 5(b) shall not affect any Liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination.

6.             No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

7.            Incorporation by Reference. Sections 9.1 (Non-Survival), 9.2 (Entire Agreement; Assignment), 9.3 (Amendment), 9.5 (Governing Law), 9.7 (Construction; Interpretation), 9.10 (Severability), 9.11 (Counterparts; Electronic Signatures), 9.15 (Waiver of Jury Trial), 9.16 (Submission to Jurisdiction) and 9.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HEARTFLOW HOLDING, INC.

By:	/s/ John H. Stevens
Name: John H. Stevens, M.D.
Title: Chief Executive Officer

[Signature Page to Sponsor Support Letter]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

LONGVIEW ACQUISITION CORP. II
a Delaware Corporation

By:	/s/ John Rodin
Name: John Rodin
Title: Chief Executive Officer

[Signature Page to Sponsor Support Letter]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

LONGVIEW SHAREHOLDER:

LONGVIEW INVESTORS II LLC:

By:	/s/ Larry Robbins
Name: Larry Robbins
Title: Managing Member
Longview Class B Common Stock: 17,175,000

[Signature Page to Sponsor Support Letter]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

LONGVIEW SHAREHOLDER:
/s/ Brian Zied
Name: Brian Zied

Longview Class B Common Stock: 25,000

[Signature Page to Sponsor Support Letter]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

LONGVIEW SHAREHOLDER:
/s/ Shalinee Sharma
Name: Shalinee Sharma

Longview Class B Common Stock: 25,000

[Signature Page to Sponsor Support Letter]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

LONGVIEW SHAREHOLDER:
/s/ Wes Moore
Name: Wes Moore

Longview Class B Common Stock: 25,000

[Signature Page to Sponsor Support Letter]